Exhibit 99.1

Kyverna Therapeutics Provides Business Update and Reports Full Year 2023 Financial Results

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Advanced clinical development in two broad areas of autoimmune disease: rheumatology and neurology
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Strong balance sheet, bolstered by recent public offering, expected to fund operations into 2026

EMERYVILLE, Calif., March 26, 2024 – Kyverna Therapeutics, Inc. (Nasdaq: KYTX), a patient-centered, clinical-stage biopharmaceutical company focused on developing cell therapies for patients suffering from autoimmune diseases, today reported its business highlights and financial results for the full year ended December 31, 2023.

“2023 was a momentous year for Kyverna as we brought KYV-101 into the clinic in both the US and Europe,” said Peter Maag, Chief Executive Officer of Kyverna. “We are excited to build on our leadership position in 2024 and continue to execute diligently on our promise to bring hope to patients living with autoimmune disorders.”

Full Year 2023 and Recent Business Highlights

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Advanced clinical development of KYV-101, our proprietary CD19 chimeric antigen receptor (CAR) T-cell therapy for autoimmunity, in clinical trials and investigator-initiated trials across the US and Europe
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Treated 14 autoimmune patients cumulatively with KYV-101 as of December 31, 2023, including two patients with multiple sclerosis, three patients with lupus nephritis, and six patients with myasthenia gravis
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Received FDA clearance to initiate Phase 2 trials for KYV-101 in multiple sclerosis and myasthenia gravis, as well as a Phase 1/2 trial in systemic sclerosis
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Initiated enrollment and dosed patients in our two clinical trials for KYV-101 in lupus nephritis: a Phase 1/2 trial in Germany and a Phase 1 trial in the US
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Received FDA Fast Track Designations for KYV-101 for the treatment of patients with refractory myasthenia gravis, for the treatment of patients with refractory progressive multiple sclerosis, and for the treatment of patients with lupus nephritis
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Partnered with ElevateBio’s BaseCamp to advance Kyverna’s Ingenui-T manufacturing process
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Strengthened balance sheet with approximately $366.9 million in gross proceeds from our initial public offering in February 2024

Upcoming Milestones

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Interim patient data releases and symposia at EULAR in second quarter of 2024, ECTRIMS in third quarter of 2024 and ACR in fourth quarter of 2024
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Regulatory progress in rheumatology and neurology in the US and Europe
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Ongoing progress with Ingenui-T, our manufacturing process designed to improve patient experience and manufacturing efficiencies
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Updates on KYV-201, our allogeneic CD19 CAR T-cell product candidate

Financial Results for the Year Ended December 31, 2023

For the year ended December 31, 2023, the company reported a net loss of $60.4 million, or a net loss per common share of $89.61, compared to a net loss of $28.9 million, or a net loss per common share of $63.43, for the same period in 2022.

During the year ended December 31, 2023, net cash used in operating activities was $52.4 million, compared to $36.1 million for the same period in 2022.

Kyverna reported $57.5 million in cash, cash equivalents, and available-for-sale marketable securities as of December 31, 2023. Subsequent to December 31, 2023, the Company raised approximately $366.9 million in gross proceeds from its initial public offering that was completed in February 2024.

About Kyverna Therapeutics

Kyverna is a patient-centered, clinical-stage biopharmaceutical company focused on developing cell therapies for patients suffering from autoimmune diseases.

Our lead CAR T-cell therapy candidate, KYV-101 is advancing through clinical development with sponsored clinical trials across two broad areas of autoimmune disease: rheumatology and neurology, including Phase 2 trials for multiple sclerosis and myasthenia gravis, a Phase 1/2 trial for systemic sclerosis, and two ongoing multi-center, open-label Phase 1 trials in the United States and Germany for patients with lupus nephritis.

Kyverna's pipeline includes next-generation chimeric antigen receptor (CAR) T-cell therapies in both autologous and allogeneic formats with properties intended to be well suited for use in B cell-driven autoimmune diseases. For more information, please visit www.kyvernatx.com.

Forward-looking Statements

This press release contains forward looking statements that are based on management’s beliefs and assumptions and on information currently available to management of Kyverna Therapeutics, Inc. (“Kyverna”, “we”, “our,” or the “Company”). All statements other than statements of historical facts contained in this press release are forward looking statements. Forward looking statements include, but are not limited to, statements concerning: the Company’s future results of operations and financial position, business strategy, drug candidates, planned preclinical studies and clinical trials, results of preclinical studies and named patient activities, ongoing clinical trials, research and development costs, plans for manufacturing, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations. These forward-looking statements are subject to risks and uncertainties, including the factors described under the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC on or about the date hereof. Actual results could differ materially and adversely from those anticipated or implied in the forward looking statements. When evaluating Kyverna’s business and prospects, careful consideration should be given to these risks and uncertainties. These statements speak only as of the date of this press release, and Kyverna undertakes no obligation to update or revise these statements.

For more information, please contact:

Investor Contact:

George Thampy

Kyverna Therapeutics

InvestorRelations@kyvernatx.com

Media Contact:

Consort Partners for Kyverna

kyvernatx@consortpartners.com

Kyverna Therapeutics, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
Revenue
Collaboration revenue - related party	$—	$7,025
Operating expenses
Research and development	49,923	28,402
General and administrative	12,483	8,007
Total operating expenses	62,406	36,409
Loss from operations	(62,406)	(29,384)
Interest income	2,282	565
Interest expense	(187)	(65)
Other expense, net	(55)	(9)
Total other income, net	2,040	491
Net loss	(60,366)	(28,893)
Other comprehensive gain (loss)
Unrealized gain (loss) on available-for-sale marketable securities, net	30	(26)
Total other comprehensive gain (loss)	30	(26)
Net loss and other comprehensive loss	$(60,336)	$(28,919)
Net loss per share attributable to common stockholders, basic and diluted	$(89.61)	$(63.43)
Weighted-average shares of common stock outstanding, basic and diluted	673,622	455,478

Kyverna Therapeutics, Inc.

Balance Sheets

(in thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$34,647	$37,735
Available-for-sale marketable securities	22,896	13,587
Prepaid expenses and other current assets	3,121	1,929
Total current assets	60,664	53,251
Restricted cash	565	554
Property and equipment, net	2,326	2,575
Operating lease right-of-use assets	6,494	8,214
Finance lease right-of-use assets	1,790	1,652
Other non-current assets	3,356	678
Total assets	$75,195	$66,924
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$4,358	$1,451
Accrued compensation	2,812	1,411
Accrued license expense – related party	6,250	6,250
Other current liabilities	3,519	565
Operating lease liabilities, short-term portion	1,964	1,672
Finance lease liabilities, short-term portion	956	605
Total current liabilities	19,859	11,954
Operating lease liabilities, net of short-term portion	5,238	7,209
Finance lease liabilities, net of short-term portion	921	1,078
Other long-term liabilities	—	6
Total liabilities	26,018	20,247
Commitments and contingencies
Redeemable convertible preferred stock, $0.00001 par value, 114,556,997 and 97,462,067 shares authorized as of December 31, 2023 and 2022, respectively; 114,556,997 and 82,504,003 shares issued and outstanding as of December 31, 2023 and 2022, respectively; liquidation preference of $181,273 and $121,273 as of December 31, 2023 and 2022, respectively.	180,574	120,674
Stockholders’ deficit
Common stock, $0.00001 par value; 140,492,016 and 117,000,000 shares authorized as of December 31, 2023 and 2022, respectively; 1,250,103 and 1,007,537 shares issued and outstanding as of December 31, 2023 and 2022, respectively; 8,125 and 454,950 shares subject to repurchase as of December 31, 2023 and 2022, respectively.	—	—
Additional paid-in capital	4,642	1,706
Accumulated other comprehensive income (loss)	4	(26)
Accumulated deficit	(136,043)	(75,677)
Total stockholders’ deficit	(131,397)	(73,997)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$75,195	$66,924